Exhibit 10.1

FIRST AMENDMENT
TO TRANSACTION SUPPORT AGREEMENT

First Amendment, dated as of July 15, 2016 (this “Amendment”), to that certain Transaction Support Agreement made and entered into as of May 17, 2016 (the “Transaction Support Agreement”) by and among (i) Foresight Energy GP LLC, a Delaware limited liability company (“FEGP”), (ii) Foresight Energy LLC, a Delaware limited liability company, and Foresight Energy Finance Corporation, a Delaware corporation (collectively, the “Issuers”), certain subsidiaries of the Issuers, and Foresight Energy LP, a Delaware limited partnership (“FELP” and together with the Issuers, and their subsidiaries, the “Partnership”) and (iii) each of the holders (or investment managers or advisors for any of the holders) of the Notes party thereto (together with their successors and permitted assigns, each, a “Consenting Noteholder” and, collectively, the “Consenting Noteholders”).  Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Transaction Support Agreement.

RECITALS

WHEREAS, the Issuers are party to that certain Indenture, dated as of August 23, 2013 (as amended, the “Notes Indenture”), in respect of the $600,000,000 in aggregate principal amount of 7.875% Senior Notes due 2021, by and among Wilmington Savings Fund Society, FSB as the successor indenture trustee, the Issuers and the guarantors party thereto;

WHEREAS, pursuant to the Transaction Support Agreement, the Parties thereto agreed to support the Transaction contemplated under the Transaction Support Agreement and the Transaction Term Sheet attached thereto;

WHEREAS, the Partnership has requested certain amendments to the Transaction Support Agreement; and

WHEREAS, the parties hereto have agreed to amend the Transaction Support Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

SECTION 1.   Amendments to Transaction Support Agreement.  Effective as of the Amendment Effective Date, the Partnership and the Consenting Noteholders party hereto hereby amend (i) Section 7(iii) of the Transaction Support Agreement by deleting the reference to “July 15, 2016” appearing therein and replacing such reference with “August 2, 2016” and (ii) Section 7(ix) of the Transaction Support Agreement by deleting the reference to “July 15, 2016” appearing therein and replacing such reference with “August 2, 2016”.

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SECTION 2.   Acknowledgements.  Each Party hereto acknowledges and agrees that the modifications to the Transaction Term Sheet described in Exhibit A hereto (the “Term Sheet Modifications”) reflect each Party’s agreement to, and understanding of, the material terms of the Transaction.  Each Party hereto further agrees to negotiate in good faith amendments to the Transaction Support Agreement, the Transaction Term Sheet, the Definitive Documents and enter into supplemental documentation, in each case, as necessary and appropriate to reflect the Term Sheet Modifications.

SECTION 3.   Effect of Amendment on the Transaction Support Agreement.  Except as specifically amended or waived hereby, the terms and provisions of the Transaction Support Agreement are in all other respects ratified and confirmed and remain in full force and effect without modification or limitation.  No reference to this Amendment need be made in any notice, writing or other communication relating to the Transaction Support Agreement, and any such reference to the Transaction Support Agreement shall be deemed a reference thereto as amended by this Amendment.  Except as specifically amended or waived hereby, this Amendment shall not be deemed or construed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Transaction Support Agreement, any of the instruments or agreements referred to therein or a waiver of any breach under the Transaction Support Agreement, whether or not known to any Party thereto, or (ii) to prejudice any right or remedy which any Party to the Transaction Support Agreement may now have or have in the future under or in connection with the Transaction Support Agreement, or any of the instruments or agreements referred to therein, as applicable.

SECTION 4.   Effectiveness of this Amendment.  This Amendment shall become effective and binding on each Party on the date when, and only when, all of the following conditions have been satisfied (such date, the “Amendment Effective Date”):

(i) the Consenting Noteholders party hereto receive duly executed signature pages hereto signed by the Partnership;

(ii) counsel to the Partnership receives duly executed signature pages hereto signed by Consenting Noteholders who constitute “Required Consenting Noteholders” as required by Section 13 of the Transaction Support Agreement;

(iii) the Lender Support Agreement shall have been amended in form and substance satisfactory to the Consenting Noteholders and the Consenting Noteholders shall have received a true, correct and complete copy of such amendment; and

(iv)  the forbearance agreement dated January 27, 2016 (as amended, extended or otherwise modified from time to time) in respect of the A/R Securitization shall have been amended in form and substance satisfactory to the Consenting Noteholders and the Consenting Noteholders shall have received a true, correct and complete copy of such amendment.

SECTION 5.   Governing Law.  THIS Amendment AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING NEW YORK GENERAL

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OBLIGATIONS LAW SECTION 5-1401), WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

SECTION 6.   Counterparts; Electronic Execution.  This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement.  Delivery of an executed copy of this Amendment shall be deemed to be a certification by each person executing this Amendment on behalf of a party hereto that such person and party hereto has been duly authorized and empowered to execute and deliver this Amendment and each other party hereto may rely on such certification.  Execution copies of this Amendment may be delivered by electronic mail (in “.pdf” or “.tif” format), facsimile or otherwise, which shall be deemed to be an original for the purposes of this Amendment.

SECTION 7.   Reference to Transaction Support Agreement.  All references to the “Transaction Support Agreement”, “thereunder”, “thereof” or words of like import in the Transaction Support Agreement shall mean and be a reference to the Transaction Support Agreement as modified hereby.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have executed and delivered this First Amendment to Transaction Support Agreement as of the date hereof.

FORESIGHT ENERGY LLC, on behalf of itself and each of its subsidiary guarantors

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

FORESIGHT ENERGY FINANCE CORPORATION

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

FORESIGHT ENERGY LP

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

FORESIGHT ENERGY GP LLC

By: /s/ Robert D. Moore
Robert D. Moore President and Chief Executive Officer

[Signature Page to First Amendment to Notes Transaction Support Agreement]

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_______________________________, a Consenting Noteholder

By:_________________________
Name:
Title: